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                                                                    EXHIBIT 99.9

                                RCN CORPORATION

             OFFER TO EXCHANGE COMMON STOCK OF RCN CORPORATION FOR
                            ANY AND ALL OUTSTANDING
               13 3/4% SUBORDINATED EXCHANGE DEBENTURES DUE 2010
                      OF 21ST CENTURY TELECOM GROUP, INC.
                        AND SOLICITATION OF CONSENTS FOR
                        AMENDMENTS OF RELATED INDENTURE

To Our Clients:

     Enclosed for your consideration is a Prospectus and Consent Solicitation (the "Prospectus") and a form of Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and together with the Prospectus, the "Exchange Offer"), relating to the offer by RCN Corporation, a Delaware corporation ("RCN") to exchange common stock of RCN, par value $1.00 per share (the "RCN Stock") for any and all of the outstanding 13 3/4 Subordinated Exchange Debentures due 2010 (the "Debentures") of 21st Century Telecom Group, Inc. (the "Issuer"). In conjunction with the Exchange Offer, RCN is soliciting (the "Consent Solicitation") consents (the "Consents") for certain proposed amendments (the "Proposed Amendments") to the Indenture dated as of February 15, 1998, as amended (the "Indenture"), between the Issuer and IBJ Schroeder Bank & Trust Company, as trustee (the "Trustee"), pursuant to which the Debentures were issued.

     The total consideration available for each $1,000 principal amount of Debentures tendered pursuant to the Exchange Offer shall be RCN Stock representing 101% of principal amount plus accrued and unpaid interest to the date of exchange. Of the total consideration, 4% shall constitute the early consent payment and 97% shall constitute the Exchange Offer consideration.

     THE SOLICITATION OF CONSENTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON --, 2000 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "CONSENT EXPIRATION DATE"). THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON --, 2000 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXCHANGE OFFER EXPIRATION DATE"). HOLDERS WHO DESIRE TO RECEIVE THE EARLY CONSENT PAYMENT AND THE EXCHANGE OFFER CONSIDERATION MUST BOTH VALIDLY CONSENT TO THE PROPOSED AMENDMENTS AND TENDER THEIR DEBENTURES PURSUANT TO THE EXCHANGE OFFER ON OR PRIOR TO THE CONSENT EXPIRATION DATE. HOLDERS WHO TENDER AFTER THE CONSENT EXPIRATION DATE WILL RECEIVE ONLY THE EXCHANGE OFFER CONSIDERATION. CONSENTS MAY ONLY BE REVOKED PRIOR TO THE CONSENT EXPIRATION DATE, BUT MAY NOT BE REVOKED THEREAFTER. TENDERS OF DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXCHANGE OFFER EXPIRATION DATE.

     Holders (as defined in the Indenture) who desire to tender their Debentures pursuant to the Exchange Offer and receive the Exchange Offer consideration and the early consent payment are required to consent to the Proposed Amendments with respect to such Debentures. Holders who validly tender their Debentures after the Consent Expiration Date but prior to or on the Exchange Offer Expiration Date will receive only the Exchange Offer consideration. The completion, execution and delivery of the Consent and Letter of Transmittal by a Holder in connection with the tender of Debentures will constitute a Consent to the Proposed
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Amendments with respect to such Debentures. A Holder may not consent to the
Proposed Amendments without tendering the Debentures related thereto.

     This material relating to the Exchange Offer and Consent Solicitation is being forwarded to you as the beneficial owner of Debentures carried by us for your account or benefit but not registered in your name. A tender of any Debentures and delivery of the related Consent with respect to any Debentures may only be made by us as the registered Holder and pursuant to your instructions. Therefore, RCN urges beneficial owners of Debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered Holder promptly if they wish to tender Debentures pursuant to the Exchange Offer or deliver Consents pursuant to the Consent Solicitation.

     Accordingly, we request instructions as to whether you wish us to tender and deliver consent with respect to any or all of the Debentures held by us for your account. We urge you to read carefully the Prospectus, the Consent and Letter of Transmittal and the other materials provided herewith before instructing us to tender your Debentures and to deliver the related Consents with respect to such Debentures.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Debentures and deliver the related Consents on your behalf in accordance with the provisions of the Exchange Offer and the Consent Solicitation.

     PLEASE NOTE THAT TENDERS OF DEBENTURES AND DELIVERY OF CONSENTS MUST BE RECEIVED BY THE CONSENT EXPIRATION DATE TO RECEIVE THE EARLY CONSENT PAYMENT AND THAT THE EXCHANGE OFFER WILL EXPIRE ON THE EXCHANGE OFFER EXPIRATION DATE.

     Tenders of Debentures may be withdrawn at any time prior to or on the Exchange Offer Expiration Date but neither the Exchange Offer consideration nor the early consent payment shall be payable in respect of the Debentures so withdrawn. A valid withdrawal of Debentures will constitute the concurrent valid revocation of such Holder's related Consent.

     Consents may only be revoked at any time prior to the Consent Expiration Date, but a valid revocation of a Consent will also constitute a withdrawal of the Debentures, unless waived by RCN.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Debentures that are outstanding.

          2. If you desire to consent with respect to any Debentures pursuant to the Consent Solicitation and receive the early consent payment as well as the Exchange Offer consideration, we must receive your instructions in ample time to permit us to effect a tender of Debentures and submit the related Consent on your behalf on or prior to midnight, New York City time, on the Consent Expiration Date.

          3. If you desire to tender any Debentures pursuant to the Exchange Offer and receive the Exchange Offer consideration, we must receive your instructions in ample time to permit us to effect a tender of Debentures on your behalf on or prior to midnight, New York City time, on the Exchange Offer Expiration Date.

          4. RCN's obligation to pay the Exchange Offer consideration for tendered Debentures and early consent payment for properly submitted Consents is subject to certain conditions set forth in the Prospectus under the caption "The Exchange Offer -- Conditions to the Exchange Offer and Consent Solicitation".

     If you wish to have us tender any or all of your Debentures held by us for your account or benefit and deliver your Consents pursuant to the Exchange Offer and Consent Solicitation, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Debentures held by us and registered in our name for your account or to deliver Consents.

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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and the Consent Solicitation of RCN with respect to the Debentures.

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF DEBENTURES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED AND TO DELIVER THE UNDERSIGNED'S CONSENT WITH RESPECT TO THE PRINCIPAL AMOUNT OF DEBENTURES INDICATED BELOW, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND CONSENT SOLICITATION DATED --, 2000, AND THE CONSENT AND LETTER OF TRANSMITTAL.

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                                         13 1/4% SUBORDINATED EXCHANGE DEBENTURES
                                         WHICH CONSENT TO THE PROPOSED AMENDMENTS
                                                      IS TO BE GIVEN
                                 AND WHICH ARE TO BE TENDERED UNLESS OTHERWISE INDICATED:
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                                                                      13 1/4% SUBORDINATED EXCHANGE DEBENTURES
                                          PRINCIPAL                ARE TO BE TENDERED AND RELATED CONSENTS GIVEN
    CERTIFICATE NUMBERS                     AMOUNT                                ("YES" OR "NO")*
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

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    * Unless otherwise indicated, "yes" will be assumed. Any tender response indicated or assumed to be "yes" will be deemed to include a Consent to the Proposed Amendments notwithstanding any contrary entry in the Consent box.
      Holders who desire to receive the total consideration must both validly consent to the Proposed Amendments and tender their Debentures on or prior to the Consent Expiration Date.
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                                                     PLEASE SIGN HERE
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    Signature(s)
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    Name(s) (Please Print)
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    Address
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    Zip Code
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    Area Code and Telephone No.
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    Tax Identification or Social Security No.
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    My Account Number With You
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    Date
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